UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 20, 2019

Date of report (Date of earliest event reported)

IMAX Corporation

(Exact Name of Registrant as Specified in Its Charter)

Canada	001-35066	98-0140269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2525 Speakman Drive Mississauga, Ontario, Canada L5K 1B1 (905) 403-6500	902 Broadway, Floor 20 New York, New York, USA 10010 (212) 821-0100

(Address of principal executive offices, zip code, telephone numbers)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	IMAX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 20, 2019, IMAX Corporation (the “Company”) and Mr. Jeffrey Vance, Senior Vice President, Finance & Controller and Principal Accounting Officer, agreed that, effective as of December 3, 2019, Mr. Vance would cease to be the Company’s Controller and effective as of the earlier of March 2, 2020 and the date on which the Company files its Form 10-K for fiscal year 2019, Mr. Vance would cease to be the Company’s Principal Accounting Officer. Mr. Vance will work with the Company’s finance and accounting teams to ensure a smooth transition of the Company’s accounting and corporate controller functions. Mr. Vance’s departure is not related to any disagreement with the Company’s accounting, operating policies or practices.

On November 22, 2019, the Company and Mr. Kevin M. Delaney agreed that Mr. Delaney will join the Company on December 3, 2019 as Senior Vice President, Finance & Controller, and effective as of the earlier of March 2, 2020 and the date on which the Company files its Form 10-K for fiscal year 2019, Mr. Delaney will also become the Company’s Principal Accounting Officer.

Prior to joining the Company, Mr. Delaney, age 47, served as Corporate Controller & Chief Accounting Officer at Sotheby’s from 2007 to November 13, 2019, after joining Sotheby’s in 2000 as Assistant Corporate Controller. Prior to his time at Sotheby’s, Mr. Delaney worked at Sony Music Entertainment from 1998 to 2000 and at Deloitte & Touche LLP from 1994 to 1998. Mr. Delaney is a certified public accountant and holds a BBA in Public Accounting from Pace University.

There are no arrangements or understandings between Mr. Delaney and any other persons pursuant to which he was selected as Principal Accounting Officer. There are also no family relationships between Mr. Delaney and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his employment at the Company, Mr. Delaney’s initial base salary will be $325,000 per year and he will be eligible for a target annual cash bonus of 30% of his base salary and a target annual equity award of $175,000 in the form of equity vehicles and subject to vesting schedules consistent with those provided to similarly-situated executives at the time of grant, in each case subject to the terms and conditions of the applicable Company plan. Mr. Delaney will also be eligible for benefits that are offered generally to Company employees at his level, including an annual vehicle allowance and annual wellness allowance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAX Corporation (Registrant)

Date: November 26, 2019	By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Chief Legal Officer and Senior Executive Vice President

	By:	/s/ Patrick McClymont
	Name:	Patrick McClymont
	Title:	Chief Financial Officer and Executive Vice President

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